Exhibit 28 (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

We also consent to the inclusion of our report dated December 8, 2021, with respect to the Statement of Assets and Liabilities of Federated Hermes ETF Trust (comprising Federated Hermes Short Duration High Yield ETF) included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A, No. 333-258934), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 8, 2021